Exhibit 99.1

EARTH911, INC.

FINANCIAL STATEMENTS

For The Years Ended
December 31, 2011 and 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Earth911, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheets of Earth911, Inc. as of December 31, 2011 and 2010 and the related statements of operations, changes in stockholders’ and members’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our report dated August 8, 2011, we expressed an opinion that the 2010 financial statements fairly presented the financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.  As described in Note 14 to the financial statements, the Company has restated its 2010 financial statements to reflect the addition of a substantive conversion option granted on related party debt outstanding as of October 1, 2010. The conversion option price was less than the fair value of the stock on the date of grant.  As such, the modification has been accounted for as an extinguishment of debt.  Additionally, this modification has resulted in the proceeds from a private placement of the Company’s common stock that commenced in 2010 to be reclassified to mezzanine financing.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Earth911, Inc. as of December 31, 2011 and 2010, and the results of its operations, changes in stockholders’ and members’ deficit, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants
Phoenix, Arizona

July 19, 2012

EARTH911, INC.
BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

ASSETS
		2010
		Restated
	2011	(Note 14)
Current Assets:
Cash and cash equivalents	$1,274,018	$388,957
Accounts receivable, net of allowance of nil and $31,850	75,480	267,843
Subscription receivable	-	283,299
Prepaid expenses	1,279	41,082
Deferred tax asset - current	12,300	15,400

Total Current Assets	1,363,077	996,581

Property and equipment, net	204,778	71,061
Trademarks	128,800	128,800
Ownership interest in Quest Recycling Services, LLC	2,757,571	3,893,129
Deferred tax asset - non-current	920,400	79,000
Prepaid income taxes	89,900	-
Security deposits	110,599	-

Total Assets	$5,575,125	$5,168,571

LIABILITIES, MEZZANINE FINANCING AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$287,323	$272,016
Accrued liabilities	582,829	552,088
Deferred revenue	244,246	211,366
Long term debt and capital lease obligations - current portion	59,127	60,819
Income taxes payable	-	126,000

Total Current Liabilities	1,173,525	1,222,289

Long term debt and capital lease obligations - net of current portion	72,129	3,333
Long term convertible debt - related parties	6,276,897	5,827,087

Total Liabilities	7,522,551	7,052,709

Commitments and Contingencies	-	-

Mezzanine financing (497,450 and 318,879 common shares as of December 31, 2011 and 2010, respectively)	1,375,933	897,336

Stockholders' Deficit

Preferred stock, $.0001 par value, 20,000,000 shares authorized,no shares issued or outstanding as of December 31, 2011 and 2010	-	-

Common stock, $.0001 par value, 100,000,000 shares authorized, 33,920,140 and 33,920,140 shares issued and outstanding at December 31, 2011 and 2010	3,392	3,392
Additional paid-in capital	2,248,107	1,210,872
Accumulated deficit	(5,574,858)	(3,995,738)

Total Stockholders' Deficit	(3,323,359)	(2,781,474)

Total Liabilities, Mezzanine Financing and Stockholders’ Deficit	$5,575,125	$5,168,571

The Accompanying Notes are an Integral Part of the Financial Statements

EARTH911, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

		2010
		Restated
	2011	(Note 14)

Revenues	$979,833	$1,480,256

Costs and expenses:
Employee compensation and related expenses (inclusive of stock-based compensation)	3,820,557	1,895,065
Professional fees	89,717	198,652
Occupancy expenses	193,007	116,206
Communications and internet	91,612	81,191
General, administrative, sales and marketing	928,959	576,601
Total costs and expenses	5,123,852	2,867,715

Loss from operations	(4,144,019)	(1,387,459)

Other income (expense):
Interest income	105	-
Interest expense	(463,011)	(242,748)
Debt extinguishment charge - related parties	-	(3,955,644)
Distribution fee - Quest Recycling Services, LLC	(79,998)	-

Loss before taxes and equity income	(4,686,923)	(5,585,851)

Equity method income of Quest Recycling Services, LLC	2,233,028	1,740,481

Loss before taxes	(2,453,895)	(3,845,370)

Income tax expense (benefit)	(874,775)	31,600

Net loss	$(1,579,120)	$(3,876,970)

Proforma
Net loss as above	$(1,579,120)	$(3,876,970)
Proforma income tax expense	-	(49,000)
Proforma net loss	$(1,579,120)	$(3,925,970)

The Accompanying Notes are an Integral Part of the Financial Statements

EARTH911, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010 (RESTATED)

					Additional		Total
	Members' Equity		Common Stock		Paid-in	Accumulated	Equity
	Equity	Subscription	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2009	$1,195,496	$(203,297)	-	$-	$-	$-	$992,199
Member contribution	-	203,297	-	-	-	-	203,297
Member buyout	(100,000)	-	-	-	-	-	(100,000)
Net income (loss) (restated)	118,768	-	-	-	-	(3,995,738)	(3,876,970)
Conversion to corporation	(1,214,264)	-	33,920,140	3,392	1,210,872	-	-

Balance,
December 31, 2010 (restated)	-	-	33,920,140	3,392	1,210,872	(3,995,738)	(2,781,474)
Stock-based compensation	-	-	-	-	1,037,235	-	1,037,235
Net loss	-	-	-	-	-	(1,579,120)	(1,579,120)

Balance, December 31, 2011	$-	$-	33,920,140	$3,392	$2,248,107	$(5,574,858)	$(3,323,359)

The Accompanying Notes are an Integral Part of the Financial Statements

EARTH911, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

		2010
		Restated
	2011	(Note 14)
Cash flows from operating activities:
Net loss	$(1,579,120)	$(3,876,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	51,472	40,584
Equity method income of Quest Recycling Services, LLC	(2,233,028)	(1,740,481)
Deferred income taxes	(838,300)	(94,400)
Provision (benefit) for doubtful accounts	(31,863)	11,689
Stock-based compensation	1,037,235	-
Debt extinguishment charge - related parties	-	3,955,644
Changes in operating assets and liabilities:
Accounts receivable	224,213	(84,421)
Prepaid expenses	39,804	(38,800)
Prepaid income taxes	(89,900)	-
Security deposits	(110,599)	-
Accounts payable	15,308	163,098
Accrued liabilities	30,741	235,318
Deferred revenue	32,880	12,782
Income tax payable	(126,000)	126,000
Accrued interest - related parties	449,810	239,778
Net cash used in operating activities	(3,127,347)	(1,050,179)
Cash flows from investing activities:
Purchase of property and equipment	(51,522)	(39,509)
Distributions received from Quest Recycling Services, LLC	3,368,586	670,527
Net cash provided by investing activities	3,317,064	631,018
Cash flows from financing activities:
Contribution from member	-	203,297
Repayment of note payable	(40,000)	(56,667)
Repayment of capital lease	(26,564)	(25,913)
Proceeds from private offering	863,656	753,057
Offering costs from private offering	(101,748)	(139,020)
Net cash provided by financing activities	695,344	734,754
Net increase in cash and cash equivalents	885,061	315,593
Cash and cash equivalents at beginning of year	388,957	73,364

Cash and cash equivalents at end of year	$1,274,018	$388,957

Cash paid during the year for:
Interest	$13,201	$2,970
Income Taxes	89,525	-

The Accompanying Notes are an Integral Part of the Financial Statements

EARTH911, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates

Nature of Operations

Earth911, Inc. (the “Company”, “we”, “us” or “our”) is an environmental solutions company that serves as a single-source provider of recycling and environmental program services and information.  We offer innovative, cost effective, one stop reuse, recycling and waste disposal management programs.  These programs are designed to provide regional and national customers with a single point of contact for managing a variety of recyclables and disposables.  We also own the “Earth911.com” web site. We believe this site is the nation’s most complete online database of local recycling and property disposal options. We offer original online environmental related content about reuse, recycling and disposal of waste and recyclables. We also offer advertisers the opportunity to target an audience interested in environmental sustainability, recycling and responsible disposition of waste products.  We license customized logos and internet addresses to manufacturers to place on their products, which provide their customers with information about conveniently situated recycling locations and the proper disposal of various products.

We also own a 50% interest in Quest Recycling Services, LLC (“Quest Recycling Services”).  Quest Recycling Services provides, through various local or regional independent contractors, recycling and waste disposal services to major retailers. Our 50% interest in Quest Recycling Services was acquired on August 21, 2008.

The Company was founded in 1991 as Engaging and Empowering Citizenship, Inc. (“E2C”). E2C was an internet technology based company focused on the humane use of the internet.  The assets and business of E2C were purchased out of bankruptcy on June 30, 2006 by Global Security Alerts, LLC, an Arizona Limited Liability Company.  As part of the purchase, the Company obtained the internet portals, program interfaces, source codes, URL’s, and websites for “Earth911.com”, “Pets911.com”, and “AmberAlert.com”.  The Company subsequently sold the rights to “AmberAlert.com” in 2008, and “Pets911.com” in 2009.

Management of the Company formed Infinity Resources, LLC in March, 2009, as a Delaware Limited Liability Company to be the holding company for its operations. As of December 31, 2009, Infinity Resources, LLC held 100% of the ownership of Global Alerts, LLC (formerly Global Security Alerts, LLC), and a 50% ownership interest in Quest Recycling Services.  The members of Infinity Resources, LLC transferred their member interests into Earth911, Inc., a Delaware Corporation on July 13, 2010.  As this was a transfer within commonly controlled entities, the statement of operations for 2010 presents the activity for the full year of Infinity Resources, LLC and Earth911, Inc.

Basis of Presentation

The accompanying financial statements include the operating activity of Earth911, Inc. and Infinity Resources, LLC for the years ended December 31, 2011 and 2010, as well as the equity method investment of Quest Recycling Services.  Quest Recycling Services and Earth911, Inc. are deemed to be separate operating units and as such, there are no intercompany transactions that require elimination at this time.  Certain reclassifications have been made for prior year amounts to conform with the current year presentation.  Certain restatements have also been made to 2010 balances, which are detailed and discussed more fully in Note 14.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could materially differ from those estimates.

Note 1
  Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Accounting Estimates (continued)

Significant estimates are used when accounting for the collectability of accounts receivable, depreciable lives of fixed assets, accruals, contingencies, assumptions used in the valuation and recognition of share-based payments, the realization of intangible assets, deferred tax assets and the equity method investment in Quest Recycling Services, which are discussed in the respective notes to financial statements.

Revenue Recognition

Revenues are derived primarily from licensing rights, which revenues are recognized ratably over the term of the license.  These revenues are not recognized until such time as persuasive evidence of an agreement exists, the price is fixed or determinable, and collectability is reasonably assured.  Some revenues are derived from advertising contracts, which are recognized over the term that the advertisement appears on our website.

CashandCashEquivalents

The Company considers all highly liquid instruments with a remaining maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable, Net

The Company follows the allowance method of recognizing uncollectible accounts receivable.  The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding and the Company’s prior history of uncollectible accounts receivable.  As of December 31, 2011 and 2010, an allowance of nil and $31,850, respectively, has been established for potentially uncollectible accounts receivable.  The Company records delinquent finance charges on outstanding accounts receivables only if they are collected.  The receivables are generally unsecured.

  Property and Equipment

Property and equipment are recorded at cost.  Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets.  Depreciation expense for the years ended December 31, 2011 and 2010 amounted to $51,472 and $40,584, respectively.

The useful lives of property and equipment for purposes of computing depreciation are:

Computer equipment	3 to 5 years
Office furniture and equipment	5 to 7 years

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Note 1
  Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Trademarks

The Company’s intangible assets consist of indefinite lived intangibles relative to the Earth911 trademark and totaled $128,800 as of December 31, 2011 and 2010.  We review the carrying amounts of indefinite lived intangible assets at least annually in our fourth quarter, or whenever events or changes in circumstances indicate that the carrying amount of the asset may be impaired. These events or circumstances may include, but are not limited to (i) a significant decrease in the market value of an asset; (ii) a significant adverse change in the extent or manner in which an asset is used; or (iii) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset.

The Company has not recognized an impairment loss for the years ended December 31, 2011 or 2010; however, should such loss be recognized in the future, the impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. Fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Share-Based Payments

The Company recognizes stock-based compensation costs for all share based plans, including grants of employee stock options, over the requisite service period based on the grant date fair value of the award.  The Company estimates the fair value of option awards using the Black-Scholes method.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the Company’s statement of operations over the requisite service period.  Stock-based compensation expense for the years ended December 31, 2011 and 2010 was $1,037,235 and nil, respectively, which was related to a stock option grant.

Ownership Interest in Quest Recycling Services

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting.  Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including among others, representation on the Investee Company’s Board of Directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company.  Under the equity method of accounting, an investee company’s accounts are not reflected within the Company’s balance sheet and statement of operations; however, the Company’s share of earnings or losses of the investee company is reflected in the caption “Equity method income of Quest Recycling Services, LLC” in the statements of operations.  The Company’s carrying value in an equity method investee company is reflected in the caption “Ownership interest in Quest Recycling Services, LLC” in the Company’s balance sheets.

The Company considers whether the fair value  of its investment in  Quest Recycling Services has declined below its carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. If there is a decline in the fair value below the carrying value of this investment, the Company will recognize an impairment charge for such difference. No impairment charges were recognized for the Company’s investment in Quest Recycling Services for the years ended December 31, 2011 and 2010.

Note 1
  Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As of December 31, 2011 and 2010, the Company had not provided a valuation allowance for its deferred tax assets.

As of December 31, 2011, the Company did not recognize any assets or liabilities relative to uncertain tax positions, nor does the Company anticipate any significant unrecognized tax benefits will be recorded during 2012. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. For the years ended December 31, 2011 and 2010, there were de minimis interest and penalties incurred on income taxes, which are recorded as interest expense.

Tax positions are positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements.  Tax positions include, but are not limited to, the following:

•	an allocation or shift of income between taxing jurisdictions;
•	the characterization of income or a decision to exclude reportable taxable income in a tax return; or
•	a decision to classify a transaction, entity or other position in a tax return as tax exempt.

The Company reflects tax benefits only if it is more likely than not that the Company will be able to sustain the tax return position, based on its technical merits.  If a tax benefit meets this criterion, it is measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized.

The Company is potentially subject to tax audits for its United States federal and Arizona state tax returns for tax years ended 2010 to 2011.  Tax audits by their very nature are often complex and can require several years to complete. Prior to July 13, 2010, as a limited liability company, the Company was not a tax paying entity for federal and state income tax purposes. Accordingly, the Company’s taxable income or loss was allocated to its members in accordance with their respective percentage ownership. A pro forma provision or liability for income taxes has been included in the accompanying financial statements for the period prior to July 13, 2010.

Advertising

The Company's advertising costs are charged to expense when incurred.  During the years ended December 31, 2011 and 2010, advertising expense totaled $14,370 and nil, respectively.

Note 2
Concentration of Credit Risk

The Company maintains cash balances at various financial institutions, which management deems to be low risk.  Upon occasion, the Company’s cash balances may exceed federally insured limits.  At December 31, 2011 and 2010 we had no uninsured cash balances.

The Company’s business activities and accounts receivable are with customers from various industries located throughout the continental United States.  The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

Note 3
  Property and Equipment - Net

At December 31, 2011 and 2010, property and equipment consists of the following:

	2011	2010

Computer equipment	$145,189	$111,945
Office furniture and equipment	199,374	53,690
Leasehold improvements	6,261	-
	350,824	165,635
Less: accumulated depreciation	(146,046)	(94,574)

	$204,778	$71,061

The Company leases certain furniture and fixtures under agreements that are classified as capital leases. The cost of equipment under these capital leases is included in the financial statements as property and equipment and was $187,357 and $53,690 at December 31, 2011 and 2010, respectively. Accumulated depreciation of the leased equipment at December 31, 2011 and 2010 was $48,865 and $22,714, respectively.   Interest expense in the amount of approximately $62,895 is expected to be recognized over the remainder of the lease term.

Note 4
  Accrued Liabilities

At December 31, 2011 and 2010, accrued liabilities consist of the following:

	2011	2010

Compensation	$433,821	$405,931
Deferred rent obligation	101,608	45,508
Professional fees	46,000	66,295
Other	1,400	34,354

	$582,829	$552,088

Note 5
  Long Term Debt and Capital Lease Obligations

At December 31, 2011 and 2010, long term debt consists of the following:

	2011	2010

Three convertible notes payable to related parties,
principal plus accrued interest due July 2013, interest and
repayment provisions discussed further below	$6,276,897	$5,827,087

Capital lease obligations, imputed interest at 43.0% to 46.0%, with monthly payments of $8,540 through December 2013,
secured by office furniture and fixtures	127,923	-

Capital lease obligation, imputed interest at 8.0%, with monthly payments of $2,409 through October 2011, secured by
office furniture and fixtures	-	20,819

Note payable with monthly payments of $3,333 through January 2012	3,333	43,333

Total	6,408,153	5,891,239
Less: current maturities	(59,127)	(60,819)
Long-term portion	$6,349,026	$5,830,420

The three notes payables to related parties in the above table bear interest at a rate of 9.0% and were modified as of October 1, 2010 to include a conversion feature to convert the notes into common stock at $1.00 per share.  The addition of this substantive conversion feature was recognized in 2010 as an extinguishment, which resulted in a $3,955,644 debt extinguishment charge for the recognition of the convertible notes at fair value, which was based on the underlying shares the notes were convertible into.  Following this modification, the Company has accrued interest at a rate representative of the fair value of the underlying shares the interest is convertible into, or 29.25%.  The debt extinguishment charge and increased interest of $78,493 during 2010 have been recognized as a restatement to the 2010 financial statements, which is discussed and described more fully in Note 14.

The following table summarizes future maturities of long-term debt and capital lease obligations:

Year Ending December 31,	Amount
2012	$59,127
2013	2,003,482
Subtotal (assuming repayment in cash)	2,062,609
Additional principal and interest, assuming conversion	4,345,544
Total	$6,408,153

Subsequent to 2011, the related party convertible notes payable and accrued interest were converted to common stock.   None of the amounts were paid in cash under these notes and all amounts were satisfied in full upon conversion, which is discussed more fully in Note 17.

Note 6
  Ownership Interest in Quest Recycling Services

The Company holds a 50% ownership interest in Quest Recycling Services which it acquired on August 21, 2008.  The financial condition and operating results of Quest Recycling Services as of, and for the years ended December 31, 2011 and 2010 are presented below:

	Year Ended December 31,
	2011	2010
Condensed operating statement information:
Net sales	$121,888,280	$87,917,025

Gross margin	11,430,986	8,605,558

Income from operations	4,904,646	3,490,434

Net income	4,197,360	3,480,962

Company's equity method income allocation	2,233,028	1,740,481

	As of December 31,
	2011	2010
Condensed balance sheet information:
Current assets	$24,916,207	$19,805,305
Long-term assets	1,885,098	2,066,741

Total Assets	$26,801,305	$21,872,046

Current liabilities	$24,067,022	$16,846,235
Long-term liabilities	-	191,695
Equity	2,734,283	4,834,116

Total liabilities and members' equity	$26,801,305	$21,872,046

In 2011 the Company received the benefit of an allocation in the amount of $134,348, which represented expenses that were allocated to QRG Group, pursuant to an agreement, between Earth911, Inc. and QRG Group.

Note 7
Significant Customers

In 2011 we had two customers that accounted for 10% of revenues each.  At December 31, 2011, two customers accounted for 30% and 27% of accounts receivable.  In 2010 the Company’s largest customer accounted for 52% of total revenues.  At December 31, 2010 this customer represented 25% of the Company’s accounts receivable balance.

In 2011 and 2010, Quest Recycling Services had one customer that accounted for 94% and 98% of its revenues, respectively.  As of December 31, 2011 and 2010, this customer accounted for 81% and 91% of accounts receivable, respectively.

Note 8
Employee Benefit Plan

The Company maintains a 401(K) profit sharing plan (“Plan”) allowing for substantially all full-time employees to participate.  Under the terms of the Plan, employees may elect to contribute a portion of their salary to the Plan. Matching contributions by the Company are at the discretion of the Board of Directors, and are subject to certain limitations.  For the years ended December 31, 2011 and 2010, the Company made no discretionary contributions to the Plan.

Note 9
Commitments and Contingencies

The Company leases corporate office space under a 66 month, non-cancelable operating lease.  The lease expires in March, 2017 and provides for a renewal option of 60 months.  Lease expense totaled $184,872 and $116,205 for the years ended December 31, 2011 and 2010, respectively. The following is a schedule by year of future minimum rental payments required under the operating lease agreement:

Year Ending December 31,	Amount
2012	219,488
2013	269,034
2014	274,979
2015	280,925
2016	286,870
2017	72,832
$1,404,128

The Company’s operating lease agreement contains a provision that abates rent payments for a period of five months.  The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease.  The difference between rent expense recorded and the amount paid is charged to accrued liabilities in the accompanying balance sheet.

Note 10
  Statement of Cash Flows

The Company recognized investing and financing activities that affected assets and liabilities, but did not result in cash receipts or payments.  These non-cash activities are as follows:

•	The Company acquired office furniture and fixtures of $133,667 in 2011 under a capital lease obligation.

•	During 2010, the Company financed the buyout of a former member with a note payable in the amount of $100,000.

Note 11
  Mezzanine Financing

During July 2010, we initiated a private placement of our common stock at a price of $3.25 per common share to accredited investors.  During 2011 and 2010, we raised gross proceeds of approximately $580,000 and $1,036,000, respectively, from the issuance of 178,571 common shares and 318,879 common shares, respectively.  At December 31, 2010, a subscription receivable of $283,299 was outstanding relative to the gross proceeds from 2010 and was subsequently collected in January of 2011.  We engaged  a placement agent for this private placement and in exchange we paid the agent (i) a $25,000 advisor’s cash fee at the commencement of the offering; (ii) a placement agent commission equal to 10.0% of the gross proceeds of the private offering raised by the agent; and (iii) five-year common stock purchase warrants, entitling the agent to purchase a number  of shares equal to 15.0% of the shares sold by it in the offering at a price of $3.25 per share.  Total offering costs incurred during 2011 and 2010 were approximately $102,000 and $139,000, respectively, inclusive of fees paid to the agent.

During October 2010, a $1.00 conversion feature was added to three related party notes payable, which is described more fully in Notes 5 and 14.  The Company and the note holders indicate that when the notes were originally funded from January through December of 2009, the feature was understood to have been part of the notes; however, when the notes were formalized, this conversion feature was omitted in error.  Because this error was discovered in September of 2010, the notes were amended to include the $1.00 conversion feature. This conversion feature was not disclosed in the above private placement and the Company determined to present the issuance of the common stock from the above private placement as mezzanine financing on the accompanying balance sheets.

During June 2012, the note holders and the Company agreed to modify the conversion price of the notes to $3.25 per share of common stock from $1.00 per share of common stock and the notes were converted.  As a result of this modification, the Company has reclassified the proceeds from this private placement from mezzanine financing to permanent equity at the time of the modification in June 2012.

Note 12
  Stockholders’ Equity

Authorized Capital Stock

The Company is authorized to issue two classes of stock, common and preferred.  The Company can issue up to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, both of which have a par value of $0.0001 per share. The shares of preferred stock may be issued from time to time in one or more series based upon an action of the Board of Directors.  The Board is authorized to determine the number of shares in each series and to fix the designation, powers, preferences, and rights of the shares of each such series, including, but not limited to, fixing the dividend rights, dividend rate, conversion rights and voting rights.

Share-Based Payments

In May 2011, the Company granted non-qualified stock options to an executive officer that vest quarterly over a one-year period commencing July 1, 2011 and are exercisable over a ten-year period from the date of grant at an exercise price of $3.25 per share.  The aggregate grant-date fair value of this grant was $1,885,872.

Stock-based compensation expense recorded during the year ended December 31, 2011 was $1,037,235 and is included in the Company’s statement of operations under the caption “employee compensation and related expenses”.  Unrecognized compensation related to this grant was $848,637 and is expected to be recognized over a weighted average period of 0.5 years.

Stock option activity during the years ended December 31, 2011 and 2010 was limited to the grant described above.  As of December 31, 2011, all 1,000,000 options were outstanding, 500,000 of which had vested and were exercisable over a remaining contractual term of 9.5 years.  As of December 31, 2011, the aggregate intrinsic value of vested and unvested stock options was nil. We anticipate future common share issuances from exercises, if any, to also be issued from our authorized and unissued shares.

The grant date fair value of stock option grants is estimated using the Black-Sholes option valuation model.  The assumptions used in the Black-Scholes option valuation for the stock option granted above are as follows:  volatility of 66%; risk free interest rate of 2%, expected term of 5.4 years; and expected dividend yield of 0%.  The grant date fair value of the award described above was $1.89 per option. The risk free interest rate is based on United States Treasury rates with maturity dates approximating the expected term of the grant. Because we are a private company and common stock transactions are too infrequent, we cannot practicably estimate the expected volatility of our own stock price.  Accordingly, we have substituted the historical volatility of a relevant sector index, which we have generated from companies that are publicly traded and do business within the industry we operate in.

Note 13
  Income Taxes

Income taxes for the years ended December 31, 2011 and 2010 are as follows:

	Year Ended December 31,
	2011	2010
Current income tax expense (benefit)	$(36,475)	$126,000
Deferred income tax benefit	(838,300)	(94,400)
Total income tax expense (benefit)	(874,775)	31,600
Pro forma income tax expense	-	49,000
Pro forma net income tax expense	$(874,775)	$80,600

From the Company’s inception to July 2010, the Company was not subject to federal and state income taxes since it was operating as a Limited Liability Company (“LLC”).  On July 13, 2010, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. The Company’s accumulated deficit at that date was reclassified to additional paid-in capital.  As a result of this conversion, the Company’s pro forma income tax expense represents the tax burden that would have been incurred had the Company been taxed as a C corporation from January 1, 2010 through July 12, 2010.

For the year ended December 31, 2011 and the period from July 13, 2010 to December 31, 2010, the effective tax rate differs from the federal statutory rate primarily due to permanent differences arising from a substantive debt conversion feature issued in 2010 in the approximate amount of $3,955,000, interest charges affected by this conversion feature and state income taxes.

A table reconciling income taxes at statutory rates would be as follows:

	Year Ended December 31,
	2011	2010

Income tax benefit/(expense) at federal statutory rate	$834,000	$1,310,000
Permanent difference - substantive debt conversion
	(106,000)	(1,385,000)
State taxes and miscellaneous	146,775	(5,600)

	$874,775	$(80,600)

Note 13
  Income Taxes (Continued)

At December 31, 2011 and 2010, amounts for components of the deferred tax assets are as follows:

	December 31,
Components of deferred tax assets	2011	2010

Deferred tax assets - current:
Allowance for doubtful accounts	$12,300	$15,400

Deferred tax assets - long term:
Accrued interest expense	134,300	79,000
Deferred lease liability	38,300	-
Stock-based compensation	414,900	-
Net operating loss	332,900	-
Total long-term deferred tax assets	920,400	79,000

Total deferred tax assets	$932,700	$94,400

Deferred tax assets are reduced by a valuation allowance when uncertainties exist that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  At December 31, 2011, the Company has approximately $832,000 of Federal and State net operating loss carry forwards that expire from December 31, 2016 to December 31, 2031.

Note 14
  Restatement

A prior period adjustment was recorded in 2010 to account for the modification of three notes payable to related parties that were modified to add a substantive conversion feature of $1.00 per share of common stock.  The modification resulted in the extinguishment of the original notes with the amended notes recognized at fair value, which was based on the conversion feature of the notes.  The modification resulted in a $3,955,644 non-cash loss on the extinguishment of the debt based on the selling price of the Company’s common stock of $3.25 per share at such time.   The amount of the outstanding principal and interest on the modification date of October 1, 2010 was $1,758,064, and based on the fair value of $3.25 per share, the fair value of the modified notes was $5,713,708.  The modification also resulted in increased interest recognition above the 9.0% stated rate of the notes. The imputed rate after the modification is 29.25% and assumes the notes will be satisfied through conversion.  The amount of increased interest expense following the modification for 2010 was $78,493.

As is described in Note 11, the modification discussed above resulted in the proceeds from a private placement that commenced in 2010 to be reclassified to mezzanine financing.  The following table summarizes the impact on the above restatements on balances as of and for the year ended December 31, 2010:

	As Originally	As
	Reported	Adjusted

Total Currrent Liabilities	1,222,289	1,222,289

Long term debt and capital lease obligations - net of current portion	3,333	3,333
Long term convertible debt - related parties	1,792,950	5,827,087

Total Liabilities	3,018,572	7,052,709

Mezzanine financing	-	897,336

Stockholders' Equity (Deficit)
Common stock	3,412	3,392
Additional paid-in capital	2,108,188	1,210,872
Retained earnings (accumulated deficit)	38,399	(3,995,738)

Total Stockholders' Equity (Deficit)	2,149,999	(2,781,474)

Total Liabilities, Mezzanine Financing and
Stockholders’ Equity (Deficit)	$5,168,571	$5,168,571

	Year Ended December 31, 2010
	As Originally	As
	Reported	Adjusted

Loss from operations	$(1,387,459)	$(1,387,459)

Other expense:
Interest expense	(164,255)	(242,748)
Debt extinguishment charge - related parties	-	(3,955,644)

Loss before taxes and equity income	(1,551,714)	(5,585,851)

Equity method income of Quest Recycling Services, LLC	1,740,481	1,740,481

Income (loss) before taxes	188,767	(3,845,370)

Income tax expense	31,600	31,600

Net income (loss)	$157,167	$(3,876,970)

Note 15
  Subsequent Events

In March 2012, the Company entered into a Senior Secured Convertible Note (the “Convertible Note”) with Stockbridge Enterprises, LP, a related party.  The $1,000,000 Convertible Note has a term of 12 months, which may be extended under certain circumstances, and bears interest at a rate of 6.0% per annum, due monthly in arrears.  The Convertible Note is convertible into common shares of the Company at $1.00 per share prior to the maturity date and $0.50 per common share after the maturity date, subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the conversion price in effect immediately prior to such issue or sale (the “Fixed Conversion Price”).  Should the Company’s common shares be listed on certain United States exchanges (a “Triggering Event”), the conversion price would be the lower of the Fixed Conversion Price and the average closing bid price during the ten trading days immediately preceding the conversion date.  The Company also issued five-year warrants consisting of the following: (i) a warrant to acquire up to 1,000,000 shares of the Company’s common stock, exercisable immediately upon executing of the Convertible Note (the “Initial Warrant”); (ii) a warrant to acquire up to 250,000 shares of the Company’s common stock, exercisable at the conclusion of 12 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the Convertible Note is not paid in full at such date (the “12-Month Warrant”); (iii) a warrant to acquire up to 250,000 shares of the Company’s common stock, exercisable at the conclusion of 15 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the Convertible Note is not paid in full at such date (the “15-Month Warrant”); and (iv) a warrant to acquire up to 500,000 shares of the Company’s common stock, exercisable at the conclusion of 18 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the Convertible Note is not paid in full at such date (the “18-Month Warrant”).

The Initial Warrant is exercisable at $1.00 per common share prior to the occurrence of a Triggering Event, and as of any exercise date following a Triggering Event, the lower of the $1.00 exercise price or the average closing bid price during the ten trading days immediately preceding the exercise date.  The exercise price is also subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the exercise price in effect immediately prior to such issue or sale. The 12-Month Warrant, 15-Month Warrant and 18-Month Warrant are exercisable at $0.50 per common share prior to the occurrence of a Triggering Event, and as of any exercise date following a Triggering Event, the lower of the $0.50 exercise price or the average closing bid price during the ten trading days immediately preceding the exercise date.  The exercise price is also subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the exercise price in effect immediately prior to such issue or sale.  Management is evaluating the effect of the above provisions and may make further modifications to the instruments.

In March 2012, the Board of Directors approved 250,000 stock options for three key employees and 100,000 stock options for one consultant.  The options vest at various dates beginning in October of 2012 and all have exercise prices to be determined based on the current market value at the next round of financing.

In March 2012, we entered into an Agreement and Plan of Merger with Youchange, Inc., a public company,  whereby upon the closing (intended to be in the third quarter of 2012), Youchange, Inc., will issue shares of its common stock in exchange for all the outstanding capital stock of the Company such that the former Company stockholders will own 85% of the outstanding shares of Youchange, Inc.’s common stock on a fully diluted basis, and the Company will become a wholly-owned subsidiary of Youchange, Inc.  In addition, outstanding options and warrants to acquire shares of capital stock of the Company will be exchanged for options and warrants to acquire shares of Youchange, Inc.’s common stock using the same ratio that shares of the Company’s capital stock are exchanged for shares of Youchange, Inc. common stock to achieve the 85% noted above.

In March 2012, the three convertible related party notes described more fully in Notes 5 and 14 were elected to convert to common stock.  This conversion was later modified in June 2012 so that the notes were converted at a rate of $3.25 per share for 604,880 total shares.  This conversion is discussed more fully in Notes 5 and 11.

In June 2012, deferred compensation of $260,000 was converted into 80,000 shares of the Company’s common stock at $3.25 per share.

EARTH911, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended
September 30, 2012 and 2011

1

EARTH911, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	As Of
	(Unaudited)
	September 30,	December 31,
	2012	2011
Current Assets:
Cash and cash equivalents	$261,258	$1,274,018
Accounts receivable, net of
allowance of nil and nil	223,219	75,480
Prepaid expenses	16,395	1,279
Deferred tax asset - current	12,325	12,300

Total Current Assets	513,197	1,363,077

Property and equipment, net	164,636	204,778
Trademarks	128,800	128,800
Ownership interest in Quest Recycling Services, LLC	3,706,480	2,757,571
Deferred tax asset - non-current	1,731,462	920,400
Prepaid income taxes	5,440	89,900
Security deposits and other assets	110,920	110,599

Total Assets	$6,360,935	$5,575,125

LIABILITIES, MEZZANINE FINANCING AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$366,243	$287,323
Accrued liabilities	447,747	582,829
Deferred revenue	253,754	244,246
Long term debt and capital lease obligations - current portion	77,611	59,127
Senior secured convertible note - related party,
net of discount (2012: $507,304; 2011: $0)	492,696	-
Subscription agreement liabilities	60,200	-

Total Current Liabilities	1,698,251	1,173,525

Long term debt and capital lease obligations - net of current portion	10,845	72,129
Long term convertible debt - related parties	-	6,276,897
Warrant liability	2,509,360	-

Total Liabilities	4,218,456	7,522,551

Commitments and Contingencies	-	-

Mezzanine financing (nil and 497,450 common shares as
of September 30, 2012 and December 31, 2011, respectively)	-	1,375,933

Stockholders' Equity (Deficit)
Preferred stock, $.0001 par value, 20,000,000 shares
authorized, no shares issued or outstanding as of
September 30, 2012 and December 31, 2011	-	-
Common stock, $.0001 par value, 100,000,000 shares
authorized, 35,102,469 and 33,920,140 shares issued and outstanding
at September 30, 2012 and December 31, 2011, respectively	3,510	3,392
Additional paid-in capital	11,621,600	2,248,107
Accumulated deficit	(9,482,631)	(5,574,858)

Total Stockholders' Equity (Deficit)	2,142,479	(3,323,359)

Total Liabilities, Mezzanine Financing and
Stockholders’ Equity (Deficit)	$6,360,935	$5,575,125

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

2

EARTH911, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2012	2011

Revenues	$790,244	$826,257

Costs and expenses:
Employee compensation and related expenses (inclusive of
stock-based compensation)	3,250,833	2,636,494
Professional fees	246,101	60,315
Occupancy expenses	210,212	124,970
Communications and internet	109,065	64,099
General, administrative, sales and marketing	623,893	589,008
Total costs and expenses	4,440,104	3,474,886

Loss from operations	(3,649,860)	(2,648,629)

Other income (expense):
Loss on sale of assets	(406)	-
Interest expense	(674,286)	(337,195)
Stock warrant revaluation	46,495	-
Financing cost - Senior related party convertible note	(2,055,855)	-

Loss before taxes and equity income	(6,333,912)	(2,985,824)

Equity method income of Quest Recycling Services, LLC	1,548,909	1,766,150

Loss before taxes	(4,785,003)	(1,219,674)

Income tax expense (benefit)	(877,230)	(391,400)

Net loss	$(3,907,773)	$(828,274)

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

3

 EARTH911, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,

	2012	2011
Cash flows from operating activities:
Net loss	$(3,907,773)	$(828,274)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	53,777	30,400
Amortization of debt discount and deferred financing costs	497,191	-
Loss on sale of fixed assets	406	-
Equity method income of Quest Recycling Services, LLC	(1,548,909)	(1,766,150)
Deferred income taxes	(811,087)	(391,400)
Stock-based compensation	848,636	601,589
Stock warrant revaluation	(46,495)	-
Financing costs - Senior related party convertible note	2,055,855	-
Changes in operating assets and liabilities:
Accounts receivable	(147,739)	195,210
Prepaid expenses	(15,116)	19,262
Estimated income tax	84,460	(67,400)
Security deposits and other assets	3,684	(106,399)
Accounts payable	78,920	(37,313)
Accrued liabilities	124,918	(49,482)
Deferred revenue	9,508	(113,064)
Income tax payable	-	(93,478)
Accrued interest - related parties	112,145	336,440
Net cash used in operating activities	(2,607,619)	(2,270,059)
Cash flows from investing activities:
Purchase of property and equipment	(14,141)	(111,717)
Proceeds from sale of property and equipment	100	-
Distributions received from Quest Recycling Services, LLC	600,000	2,368,588
Net cash provided by investing activities	585,959	2,256,871
Cash flows from financing activities:
Proceeds from senior related party secured convertible note	1,000,000	-
Payments of note payable and capital lease obligations	(42,800)	(50,820)
Proceeds from private offering and subscription agreements	60,200	863,656
Financing costs	(8,500)	(76,748)
Net cash provided by financing activities	1,008,900	736,088
Net increase (decrease) in cash and cash equivalents	(1,012,760)	722,900
Cash and cash equivalents at beginning of period	1,274,018	388,957

Cash and cash equivalents at end of period	$261,258	$1,111,857

Cash paid during the year for:
Interest	$64,951	$860
Income Taxes	-	93,478
Noncash investing and financing activities
Common stock issued for conversion of deferred compensation	260,000	-
Common stock issued for conversion of related party debt,
including accrued interest	6,389,042	-
Mezzanine financing reclassed to additional paid in capital	1,375,933	-
Warrant liability	2,555,855	-
Discount to senior secured convertible note-related party	1,000,000	-

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

4

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1
Organization of Business and Basis of Presentation

Organization of Business and Nature of Operations

Earth911, Inc. (the “Company”, “we”, “us” or “our”) is an environmental solutions company that serves as a single-source provider of recycling and environmental program services and information.  We offer innovative, cost effective, one stop reuse, recycling and waste disposal management programs.  These programs are designed to provide regional and national customers with a single point of contact for managing a variety of recyclables and disposables.  We also own the “Earth911.com” web site. We believe this site is the nation’s most complete online database of local recycling and property disposal options. We offer original online environmental-related content about reuse, recycling and disposal of waste and recyclables. We also offer advertisers the opportunity to target an audience interested in environmental sustainability, recycling and responsible disposition of waste products.  We license customized logos and internet addresses to manufacturers to place on their products, which provide their customers with information about conveniently situated recycling locations and the proper disposal of various products.

We also own a 50% interest in Quest Recycling Services, LLC (“Quest Recycling Services”).  Quest Recycling Services provides, through various local or regional independent contractors, recycling and waste disposal services to major retailers. Our 50% interest in Quest Recycling Services was acquired on August 21, 2008.

The Company was founded in 1991 as Engaging and Empowering Citizenship, Inc. (“E2C”). E2C was an internet technology based company focused on the humane use of the internet.  The assets and business of E2C were purchased out of bankruptcy on June 30, 2006 by Global Security Alerts, LLC, an Arizona Limited Liability Company.  As part of the purchase, the Company obtained the internet portals, program interfaces, source codes, URL’s, and websites for “Earth911.com”, “Pets911.com”, and “AmberAlert.com”.  The Company subsequently sold the rights to “AmberAlert.com” in 2008, and “Pets911.com” in 2009.

Management of the Company formed Infinity Resources, LLC in March, 2009, as a Delaware Limited Liability Company to be the holding company for its operations. As of December 31, 2009, Infinity Resources, LLC held 100% of the ownership of Global Alerts, LLC (formerly Global Security Alerts, LLC), and a 50% ownership interest in Quest Recycling Services.  The members of Infinity Resources, LLC transferred their member interests into Earth911, Inc., a Delaware Corporation on July 13, 2010.  This was a transfer within commonly controlled entities.

Basis of Presentation

The accompanying condensed consolidated financial statements include the Company’s balance sheets as of September 30, 2012 (unaudited) and December 31, 2011, and its unaudited results of operations and cash flows for the nine months ended September 30, 2012 and 2011.  Included in the Company’s results is the 50% owned equity method investment of Quest Recycling Services.  Quest Recycling Services and Earth911, Inc. are deemed to be separate operating units and as such, there are no intercompany transactions that require elimination at this time.

5

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

These unaudited condensed consolidated financial Statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). All significant intercompany transactions and accounts have been eliminated. Certain information related to our organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) has been condensed or omitted. The accounting policies followed in the preparation of these Unaudited Condensed Consolidated Financial Statements are consistent with those followed in our annual consolidated financial statements for the year ended December 31, 2011, as filed in the YouChange Holdings Corp.’s Schedule 14C.  See Note 12 for discussion of the proposed merger. In the opinion of management, these unaudited condensed consolidated financial statements contain all material adjustments, consisting only of normal recurring adjustments, necessary to fairly state our financial position, results of operations and cash flows for the periods presented and the presentations and disclosures herein are adequate when read in conjunction with our annual financial statements for the year ended December 31, 2011.  Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results for the year ended December 31, 2012.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates are used when accounting for the collectability of accounts receivable, depreciable lives of fixed assets, accruals, contingencies, assumptions used in the valuation and recognition of share-based payments, the valuation of the warrant liability, the realization of intangible assets, deferred tax assets and the equity method investment in Quest Recycling Services.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amount of the Company’s cash, accounts receivable, accounts payable, and accrued liabilities approximate their estimated fair values due to their short-term maturities.

For assets and liabilities measured at fair value, the Company uses the following hierarchy of inputs:

Level one – quoted market prices in active markets for identical assets or liabilities;

Level two – inputs other than level one inputs that are either directly or indirectly observable; and

Level three – unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Convertible notes payable and long-term debt approximate fair value based on their effective interest rates and conversion rights.  Warrants issued were valued using the Black-Scholes option pricing model, which is a level three input (see Notes 5 and 7).

Recently Issued Accounting Pronouncements

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its condensed consolidated balance sheet, results of operations or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its condensed consolidated financial statements.

Ownership Interest in Quest Recycling Services

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting.  Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including among others, representation on the Investee Company’s Board of Directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company.  Under the equity method of accounting, an investee company’s accounts are not reflected within the Company’s balance sheet and statement of operations; however, the Company’s share of earnings or losses of the investee company is reflected in the caption “Equity method income of Quest Recycling Services, LLC” in the statements of operations.  The Company’s carrying value in an equity method investee company is reflected in the caption “Ownership interest in Quest Recycling Services, LLC” in the Company’s balance sheets.

6

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company considers whether the fair value of its investment in Quest Recycling Services has declined below its carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. If there is a decline in the fair value below the carrying value of this investment, the Company will recognize an impairment charge for such difference. No impairment charges were recognized for the Company’s investment in Quest Recycling Services for the nine months ended September 30, 2012 and the year ended December 31, 2011.

Note 2
Concentration of Credit Risk

The Company maintains cash balances at various financial institutions, which management deems to be low risk.  Upon occasion, the Company’s cash balances may exceed federally insured limits.  At September 30, 2012 and December 31, 2011 we had no uninsured cash balances.

The Company’s business activities and accounts receivable are with customers from various industries located throughout the continental United States.  The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

For the nine months ended September 30, 2012 and 2011, we had two customers that accounted for 18% and 21% of revenues combined, respectively.  At September 30, 2012, three customers accounted for 43%, 17% and 11% of accounts receivable. At December 31, 2011, two customers accounted for 30% and 27% of accounts receivable.

For the nine months ended September 30, 2012 and 2011, Quest Recycling Services had one customer that accounted for 90% and 95% of its revenues, respectively.  As of September 30, 2012 and December 31, 2011, this customer accounted for 73% and 81% of accounts receivable, respectively.

7

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3
Property and Equipment - Net

At September 30, 2012 and December 31, 2011, property and equipment consists of the following:

	As Of
	(Unaudited)
	September 30,	December 31,
	2012	2011

Computer equipment	$157,305	$145,189
Office furniture and equipment	199,374	199,374
Leasehold improvements	6,261	6,261
	362,940	350,824
Less: accumulated depreciation	(198,304)	(146,046)

	$164,636	$204,778

The Company leases certain furniture and fixtures under agreements that are classified as capital leases. The cost of equipment under these capital leases is included in the financial statements as property and equipment and was $187,357 at September 30, 2012 and December 31, 2011. Accumulated depreciation of the leased equipment at September 30, 2012 and December 31, 2011 was $79,016 and $48,865, respectively.   Interest expense in the amount of approximately $25,500 is expected to be recognized over the remainder of the lease term.

Note 4
Accrued Liabilities

At September 30, 2012 and December 31, 2011, accrued liabilities consist of the following:

	As Of
	(Unaudited)
	September 30,	December 31,
	2012	2011

Compensation	$153,970	$433,821
Deferred rent obligation	135,081	101,608
Professional fees	85,218	46,000
Commissions and bonus	73,478	1,400

	$447,747	$582,829
In June 2012, deferred compensation of $260,000 was converted into 80,000 shares of the Company’s common stock at $3.25 per share.

8

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5
Debt and Capital Lease Obligations

At September 30, 2012 and December 31, 2011, total debt outstanding consists of the following:

	As Of
	(Unaudited)
	September 30,	December 31,
	2012	2011

Three convertible notes payable to related parties,
principal plus accrued interest due July 2013, interest and
repayment provisions discussed further below	$-	$6,276,897

Senior secured convertible notes payable to a related party,
6% interest due monthly in arrears, due March 2013, repayment provisions discussed further below
(Net of discount of $507,304 at September 30, 2012)	492,696	-

Capital lease obligations, imputed interest at 43.0% to 46.0%, with monthly payments of $8,540 through December 2013,
secured by office furniture and fixtures	88,456	127,923

Note payable with monthly payments of $3,333 through January 2012	-	3,333

Total	581,152	6,408,153
Less: current maturities	(570,307)	(59,127)
Long-term portion	$10,845	$6,349,026

The three notes payables to related parties in the above table bear interest at a rate of 9.0% and were modified as of October 1, 2010 to include a conversion feature to convert the notes into common stock at $1.00 per share.  The addition of this substantive conversion feature was recognized in 2010 as an extinguishment, which resulted in a $3,955,644 debt extinguishment charge for the recognition of the convertible notes at fair value, which was based on the underlying shares the notes were convertible into.  Following this modification, the Company has accrued interest at a rate representative of the fair value of the underlying shares the interest is convertible into, or 29.25%.

In March 2012, the three convertible related party notes elected to convert to common stock.  This conversion was later modified in June 2012 so that the notes were converted at a rate of $3.25 per share for 604,880 total shares.

In March 2012, the Company entered into a Senior Secured Convertible Note (the “Convertible Note”) with Stockbridge Enterprises, LP, a related party.  The $1,000,000 Convertible Note has a term of 12 months, which may be extended under certain circumstances, and bears interest at a rate of 6.0% per annum, due monthly in arrears.  The Convertible Note is convertible into common shares of the Company at $1.00 per share prior to the maturity date and $0.50 per common share after the maturity date, subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the conversion price in effect immediately prior to such issue or sale (the “Fixed Conversion Price”).  Should the Company’s common shares be listed on certain United States exchanges (a “Triggering Event”), the conversion price would be the lower of the Fixed Conversion Price and the average closing bid price during the ten trading days immediately preceding the conversion date.  The Company also issued five-year warrants consisting of the following: (i) a warrant to acquire up to 1,000,000 shares of the Company’s common stock, exercisable immediately upon executing of the Convertible Note (the “Initial Warrant”); (ii) a warrant to acquire up to 250,000 shares of the Company’s common stock, exercisable at the conclusion of 12 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the Convertible Note is not paid in full at such date (the “12-Month Warrant”); (iii) a warrant to acquire up to 250,000 shares of the Company’s common stock, exercisable at the conclusion of 15 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the Convertible Note is not paid in full at such date (the “15-Month Warrant”); and (iv) a warrant to acquire up to 500,000 shares of the Company’s common stock, exercisable at the conclusion of 18 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the Convertible Note is not paid in full at such date (the “18-Month Warrant”).

9

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Initial Warrant is exercisable at $1.00 per common share prior to the occurrence of a Triggering Event, and as of any exercise date following a Triggering Event, the lower of the $1.00 exercise price or the average closing bid price during the ten trading days immediately preceding the exercise date.  The exercise price is also subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the exercise price in effect immediately prior to such issue or sale. The 12-Month Warrant, 15-Month Warrant and 18-Month Warrant are exercisable at $0.50 per common share prior to the occurrence of a Triggering Event, and as of any exercise date following a Triggering Event, the lower of the $0.50 exercise price or the average closing bid price during the ten trading days immediately preceding the exercise date.  The exercise price is also subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the exercise price in effect immediately prior to such issue or sale.

In connection with the issuance of the Senior Secured Convertible Note, the Company issued the Initial Warrants in March 2012, which has been accounted for as a liability due primarily to the exercise price adjustment provisions discussed above.  The debt discount of $500,000, which is equal to the amount of the funds drawn on the note as of March 31, 2012, is being amortized to interest expense over the life of the Senior Secured Convertible Note beginning March 22, 2012.  As of September 30, 2012, the unamortized portion of the debt discount was $240,223.  The fair value of the Initial Warrants at the time of issuance and March 31, 2012 of $2,555,855 has been treated as a liability and first allocated as a discount to the Senior Secured Convertible Note of $500,000 with the remainder of $2,055,855 expensed as a financing cost.  The amount of interest expense related to the amortization of the discount on the Senior Secured Convertible note for the period ended September 30, 2012 was $259,777.

The Initial Warrant was measured at fair value by applying the Black-Scholes option valuation model, which is a level three input. The assumptions used in the Black-Scholes option valuation for the warrants are as follows:  volatility of 66%; risk free interest rate of 1%, expected term of 5 years; and expected dividend yield of 0%.  The grant date fair value of the Initial Warrant described above was $2.56 per warrant.  The risk free interest rate is based on United States Treasury rates with maturity dates approximating the expected term of the warrants.  Because we are a private company and common stock transactions are too infrequent, we cannot practicably estimate the expected volatility of our own stock.  Accordingly, we have substituted the historical volatility of a relevant sector index, which we have generated from companies that are publicly traded and do business within the industry we operate.

In May 2012, the remaining $500,000 was drawn on the Senior Secured Convertible Note.  Since the conversion rate associated with the note is below market price, the note has a beneficial conversion feature.  The fair value of the beneficial conversion feature, based on the fair value of $3.25 per share, is calculated  at $2,250,000.  Since the draw of $500,000 is less than the fair value of the beneficial conversion, only $500,000 of the beneficial conversion feature is being recognized as an additional debt discount to the Senior Secured Convertible Note and is being credited to Additional paid-in capital.  The debt discount is being amortized to interest expense over the remaining life of the Senior Secured Convertible Note beginning May 5, 2012.  As of September 30, 2012, the unamortized portion of the debt discount was $267,081 and the amount of interest expense related to the amortization of the discount on the second draw on the Senior Secured Convertible Note for the period ended September 30, 2012 was $232,919.

10

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes future maturities of debt and capital lease obligations as of September 30, 2012:

Year Ending September 30,	Amount
2013	$1,077,611
2014	10,845
Subtotal (assuming repayment in cash)	1,088,456
Less discount on Convertible Note	(507,304)
Total	$581,152

Note 6
Ownership Interest in Quest Recycling Services

The Company holds a 50% ownership interest in Quest Recycling Services which it acquired on August 21, 2008.  The financial condition and operating results of Quest Recycling Services for the relevant prior periods are presented below:

	For the Nine Months Ended
	(Unaudited)
	September 30,	September 30,
	2012	2011
Condensed operating statement information:
Net sales	$98,967,578	$90,600,551

Gross margin	10,065,124	8,577,347

Income from operations	4,034,412	4,492,311

Net income	3,097,817	3,532,300

Company's equity method income allocation	1,548,909	1,766,150

	As Of
	(Unaudited)
	September 30,	December 31,
	2012	2011
Condensed balance sheet information:
Current assets	$22,669,058	$24,916,207
Long-term assets	2,156,705	1,885,098

Total Assets	$24,825,763	$26,801,305

Current liabilities	$20,699,976	$24,067,022
Long-term liabilities	-	-
Equity	4,125,787	2,734,283

Total liabilities and members' equity	$24,825,763	$26,801,305

11

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7
Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, convertible notes payable, notes payable and warrant liability.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  With the exception of the warrant liability, the fair values of these financial instruments approximates their carrying values using level 3 inputs, based on their short maturities or for long-term debt based on borrowing rates currently available to the Company for loans with similar terms and maturities.  Gains and losses recognized on changes in fair value of financial instruments are reported in other income (expense) and gain (loss) on change in fair value.  The Company’s warrant liability was estimated using Level 3 inputs as shown in the reconciliation table below for the nine months ended September 30, 2012.

Fair value measurements using
significant unobservable inputs
(Level 3)
Description	Warrant Liability
Beginning balance, December 31, 2011	$-
Total (gains) or losses	(46,495)
Purchases, issuances and settlements	2,555,855
Transfer in or out Level 3	-
Ending balance, September 30, 2012	$2,509,360

The company used the following assumptions to estimate the fair value of the warrant liability as of September 30, 2012:

Expected volatility	64%
Expected dividend yield	0%
Expected term	4.50 years
Risk-free interest rate	0.62%

The company has determined that the Black-Scholes model used to calculate the fair value of the warrant liability provides a reasonable estimate of such value.

12

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8
Commitments and Contingencies

The Company leases corporate office space under a 66 month, non-cancelable operating lease.  The lease expires in March, 2017 and provides for a renewal option of 60 months.  Lease expense totaled $205,462 and $119,507 for the nine months ended September 30, 2012 and 2011, respectively. The following is a schedule by year of future minimum rental payments required under the operating lease agreement as of September 30, 2012:

Year Ending September 30,	Amount
2013	$267,547
2014	273,493
2015	279,439
2016	285,384
2017	145,665
$1,251,528

The Company’s operating lease agreement contains a provision that abates rent payments for a period of five months.  The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease.  The difference between rent expense recorded and the amount paid is charged to accrued liabilities in the accompanying balance sheet.

Note 9
Mezzanine Financing

During July 2010, we initiated a private placement of our common stock at a price of $3.25 per common share to accredited investors.  During 2011 and 2010, we raised gross proceeds of approximately $580,000 and $1,036,000, respectively, from the issuance of 178,571 common shares and 318,879 common shares, respectively.   We engaged  a placement agent for this private placement and in exchange we paid the agent (i) a $25,000 advisor’s cash fee at the commencement of the offering; (ii) a placement agent commission equal to 10.0% of the gross proceeds of the private offering raised by the agent; and (iii) five-year common stock purchase warrants, entitling the agent to purchase a number  of shares equal to 15.0% of the shares sold by it in the offering at a price of $3.25 per share.  Total offering costs incurred during 2011 and 2010 were approximately $102,000 and $139,000, respectively, inclusive of fees paid to the agent.

During October 2010, a $1.00 conversion feature was added to three related party notes payable, which is described more fully in Note 5.  The Company and the note holders indicate that when the notes were originally funded from January through December of 2009, the feature was understood to have been part of the notes; however, when the notes were formalized, this conversion feature was omitted in error.  Because this error was discovered in September of 2010, the notes were amended to include the $1.00 conversion feature. This conversion feature was not disclosed in the above private placement and the Company determined to present the issuance of the common stock from the above private placement as mezzanine financing on the accompanying balance sheets.

During June 2012, the note holders and the Company agreed to modify the conversion price of the notes to $3.25 per share of common stock from $1.00 per share of common stock and the notes were converted.  As a result of this modification, the Company has reclassified the proceeds from this private placement from mezzanine financing to permanent equity at the time of the modification in June 2012.

13

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10
Stockholders’ Equity

Authorized Capital Stock

The Company is authorized to issue two classes of stock, common and preferred.  The Company can issue up to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, both of which have a par value of $0.0001 per share. The shares of preferred stock may be issued from time to time in one or more series based upon an action of the Board of Directors.  The Board is authorized to determine the number of shares in each series and to fix the designation, powers, preferences, and rights of the shares of each such series, including, but not limited to, fixing the dividend rights, dividend rate, conversion rights and voting rights.

Share-Based Payments

In May 2011, the Company granted 1,000,000 non-qualified stock options to an executive officer that vest quarterly over a one-year period commencing July 1, 2011 and are exercisable over a ten-year period from the date of grant at an exercise price of $3.25 per share.  The aggregate grant-date fair value of this grant was $1,885,872.

Stock-based compensation expense recorded during the nine months ended September 30, 2012 and 2011 was $848,637 and $601,589, respectively, and is included in the Company’s statement of operations under the caption “employee compensation and related expenses”.  Unrecognized compensation at September 30, 2012 related to this grant was nil.

In March 2012, the Board of Directors approved 250,000 stock options for three key employees and 100,000 stock options for one consultant.  In September 2012, one of the key employees granted options resigned from the Company and 100,000 of the options became void.  The remaining options vest at various dates beginning in October of 2012 and all have exercise prices to be determined based on the current market value at the next round of financing.  Based on the fact that the exercise price is not known at September 30, 2012, the Company has not reflected these grants as being outstanding for accounting purposes at such time.  Stock option activity during the nine months ended September 30, 2012 was limited to the grants described above.  There was no stock option activity for the nine months ended September 30, 2011.

As of September 30, 2012, all 1,000,000 options were outstanding, 1,000,000 of which had vested and were exercisable over a remaining contractual term of 8.75 years.  As of September 30, 2012, the aggregate intrinsic value of vested and unvested stock options was nil. We anticipate future common share issuances from exercises, if any, to also be issued from our authorized and unissued shares.

The grant date fair value of stock option grants is estimated using the Black-Sholes option valuation model.  The assumptions used in the Black-Scholes option valuation for the stock option granted above are as follows:  volatility of 66%; risk free interest rate of 2%, expected term of 5.4 years; and expected dividend yield of 0%.  The grant date fair value of the award described above was $1.89 per option. The risk free interest rate is based on United States Treasury rates with maturity dates approximating the expected term of the grant. Because we are a private company and common stock transactions are too infrequent, we cannot practicably estimate the expected volatility of our own stock price.  Accordingly, we have substituted the historical volatility of a relevant sector index, which we have generated from companies that are publicly traded and do business within the industry we operate.

Rights Offering and Subscription Agreement

In August 2012, the Board of Directors approved a rights offering for up to 2,500,000 shares of our common stock to all of our accredited stockholders, officers and directors, employees and friends and family, and any others who have expressed an interest in purchasing our shares.   The price of the shares was the lesser of (i) $2.00 per common share or (ii) 60% of the average closing price of YouChange common stock for the ten days prior to closing of the merger with YouChange times 5 to reflect the 1-for-5 reverse split of YouChange common stock that will occur immediately prior to the closing of the merger.  As of September 30, 2012 the Company has received $60,200 in subscription agreements.  Subsequently and prior to the merger, we received an additional $356,100 in subscription agreements for a total of $416,300.  The price of the shares for the rights offering was $1.17 per share and a total of 355,818 shares were issued in conjunction with the rights offering.  The rights offering also contains an anti-dilution provision that will provide additional shares of common stock if in the 12 months following the merger the Company completes a stock offering of $5 million or more at a per share price lower than the rights offering price of $1.17 per share.

14

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11
Income Taxes

Income taxes for the nine months ended September 30, 2012 and 2011 are as follows:

	Nine Months Ended September 30,
	(Unaudited)
	2012	2011
Current income tax expense (benefit)	$45	$-
Deferred income tax benefit	(877,275)	(391,400)
Total income tax expense (benefit)	(877,230)	(391,400)

For the nine months ended September 30, 2012 and the year ended December 31, 2011, the effective tax rate differs from the federal statutory rate primarily due to permanent differences arising from a substantive debt conversion feature issued in 2010 in the approximate amount of $3,955,000, interest charges affected by this conversion feature and state income taxes.

At September 30, 2012 and December 31, 2011, amounts for components of the deferred tax assets are as follows:

	As Of
	(Unaudited)
	September 30,	December 31,
Components of deferred tax assets	2012	2011

Deferred tax assets - current:
Allowance for doubtful accounts (Quest)	$12,325	$12,300

Deferred tax assets - long term:
Accrued interest expense	148,100	134,300
Deferred lease liability	51,700	38,300
Stock-based compensation	754,300	414,900
Net operating loss	777,362	332,900
Total long-term deferred tax assets	1,731,462	920,400

Total deferred tax assets	$1,743,787	$932,700

Deferred tax assets are reduced by a valuation allowance when uncertainties exist that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  At September 30, 2012 and December 31, 2011, the Company has approximately $1.9 million and $0.8 million, respectively, of Federal and State net operating loss carry forwards that expire from December 31, 2016 to December 31, 2032.

15

EARTH911, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12
Proposed Merger

In May 2012, we entered into an Agreement and Plan of Merger with YouChange Holdings Corp. (“YouChange”), a public company,  whereby upon the closing (intended to be in the fourth quarter of 2012), YouChange will issue shares of its common stock in exchange for all the outstanding capital stock of the Company such that the former Company stockholders will own 85% of the outstanding shares of YouChange’s common stock on a fully diluted basis, and the Company will become a wholly-owned subsidiary of YouChange.  In addition, outstanding options and warrants to acquire shares of capital stock of the Company will be exchanged for options and warrants to acquire shares of YouChange’s common stock using the same ratio that shares of the Company’s capital stock are exchanged for shares of YouChange common stock to achieve the 85% noted above.

Note 13
Subsequent Events

On October 17, 2012, the merger with YouChange was completed.  YouChange amended their Articles of Incorporation, and passed several board resolutions addressing various corporate governance issues including a 2012 Incentive Compensation Plan.  YouChange also changed the name of the Company to Infinity Resources Holdings Corporation.  More detailed descriptions of these items can be found in the Form 8-K filed on October 23, 2012.

In October 2012, the Company amended the Senior Secured Convertible Note (the “Convertible Note”) with Stockbridge Enterprises, LP, a related Party, referred to in Note 5.  The original principle amount was increased to $3,000,000 from the original $1,000,000 amount.  The maturity of the note was changed to October 1, 2014.  The conversion rate of the Convertible Note was changed to $.50 per common share prior to the maturity date and $.25 per common share after the maturity, subject to adjustment as provided herein, and as of any conversion date following the occurrence of any Triggering Event as previously defined in Note 5.  The Initial Warrant exercise price was changed to $.50 per common share prior to the occurrence of a Triggering Event and following a Triggering Event as defined previously in Note 5.  The 12-Month Warrant, 15-Month Warrant and 18-Month Warrants were amended to be exercisable at the conclusion of 30 months, 33 months and 36 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the Convertible Note is not paid in full at such date.  The amendment also includes a new warrant to acquire up to 4,000,000 shares of the Company’s common stock for $.50 per common stock share in the form as set forth in the Initial Warrant.  The amendment calls for 100,000 shares of the common stock of the Company due upon the signing of the amendment.  The amendment also modifies the interest rate of the note to 9.0% per annum, due monthly in arrears.  We are still evaluating the accounting treatment of the amendment to the Senior Secured Convertible Note.

In November 2012, the Company issued 1,350,000 stock options to employees and consultants of the Company and an additional 175,000 stock options to Directors of Infinity Resources Holdings Corporation.  We are still evaluating the accounting treatment of the stock options.

16